Exhibit 1.1

$150,000,000

ENVESTNET, INC.

1.75% Convertible Notes due 2019

Underwriting Agreement

December 9, 2014

Stifel, Nicolaus & Company, Incorporated

One Montgomery Street, Suite 3700
San Francisco, California  94104

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York  10010

BMO Capital Markets Corp.

3 Times Square, 27th Floor

New York, New York  10036

As representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

Envestnet, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Stifel, Nicolaus & Company, Incorporated, Credit Suisse Securities (USA) LLC and BMO Capital Markets Corp. are acting as representatives (the “Representatives” or “you”), the respective principal amounts set forth in said Schedule I of $150,000,000 aggregate principal amount of the Company’s 1.75% Convertible Notes due 2019 (the “Firm Securities”) and, at the election of the Underwriters, up to $22,500,000 aggregate principal amount of the Company’s 1.75% Convertible Notes due 2019 (the “Optional Securities”). The Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Securities.” The Securities are to be issued pursuant to an indenture to be dated as of December 15, 2014, as supplemented by the First Supplemental Indenture, to be dated as of December 15, 2014 (together, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as you deem advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-197145), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities, including the Securities, and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), in accordance with Rule 415 under the Securities Act.  Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act pursuant to Rule 462(e) promulgated thereunder, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.”  The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b) under the Securities Act after the Applicable Time (as defined in Section 1(iii) hereof).  The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b) under the Securities Act.  Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are incorporated by reference therein or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to the Applicable Time.  All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Applicable Time.

1.  The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) The Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, has become effective under the Securities Act in such form; no other document with respect to the Registration Statement or any document incorporated by reference in Base Prospectus has been filed with the Commission from the date of filing the Registration Statement through the date hereof; any request on the part of the Commission for additional information has been complied with; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission;

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”) has been issued by the Commission; and each Preliminary

Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined below) or relating to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act;

(iii) For the purposes of this Agreement, the “Applicable Time” is 7:21 p.m. (New York City time) on the date of this Agreement. The Preliminary Prospectus, taken together with the information listed on Schedule II(a) hereto (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto did not, as of its date of issue, conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, as in existence on such date;

(iv) The documents incorporated by reference in the Preliminary Prospectus and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and none of such incorporated documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) The Company satisfies the requirements set forth in General Instruction I of Form S-3; the Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, that automatically became effective not more than three years prior to the Applicable Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form;

(vi) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and the applicable effective date of any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, taken together, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information or relating to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act;

(vii) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any material loss or interference with its business, direct or contingent, including from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as described or contemplated in the Pricing Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (iii) there has not been any change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries, taken as a whole, other than, in the case of clauses (i), (ii) and (iii), changes described or contemplated in the Pricing Disclosure Package; and (iv) there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(viii) The Company and its subsidiaries have good and marketable title to all property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Pricing Disclosure Package;

(ix)  The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(x) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and corporate authority to own its properties and conduct its business as described in the

Pricing Disclosure Package, and (ii) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of clause (ii), where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and each subsidiary of the Company (x) has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, with the company power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package, and (y) has been duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of clause (y), where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

(xi) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package under the captions “Capitalization” and “Description of Capital Stock” and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to the description of the Company’s common stock, par value $0.005 per share (the “Stock”) contained in the Pricing Disclosure Package and Prospectus under the captions “Capitalization” and “Description of Capital Stock”; and all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(xii)  (a) At the time of filing the Registration Statement, (b) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (c) as of the Applicable Time, the Company was and is a “well known seasoned issuer” as defined in Rule 405 under the Securities Act.

(xiii) The performance by the Company with its obligations under this Agreement and the consummation of the transactions herein contemplated (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for any such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (B) will not violate any of the provisions of the Certificate of Incorporation or Bylaws of the Company, or the organizational documents of any subsidiary, (C) will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for any such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (D) will not require any consent, approval, authorization, order, registration or qualification of or with any court, governmental agency or body or third party, except for (x) such consents, approvals, authorizations, orders, registrations or qualifications that have been or will be (in the case of the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act) obtained or made and are in full force and effect, (y) such approval as may be required by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, and (z) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(xiv) Neither the Company nor any of its subsidiaries is (A) in violation of its Certificate of Incorporation, Bylaws or other organizational documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (B), to the extent that such default would not have a Material Adverse Effect;

(xv) The statements set forth (A) in the Pricing Disclosure Package and Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, (B) in the Pricing Disclosure Package and Prospectus under the captions “Description of Notes” and “Description of the Debt Securities,” insofar as they purport to constitute a summary of the terms of the Securities or the Indenture, and (C) in the Pricing Disclosure Package and Prospectus under the captions “Certain U.S. Federal Income Tax Considerations” and “Underwriting,” and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 under the caption “Business—Regulation,” insofar as they purport to describe the provisions of the laws, matters and documents referred to therein, fairly summarize in all material respects such terms, laws, matters and documents; and the Securities and the Indenture will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(xvi) Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which (A) if determined adversely to the Company or any of its subsidiaries or any officer or director, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect or materially adversely affect the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Preliminary Prospectus or (B) are required to be described in the Registration Statement or the Prospectus and are not so described; and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities or threatened by others;

(xvii) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xviii) At the time of filing the Registration Statement the Company was not and is not, as of the date hereof, an “ineligible issuer,” as defined under Rule 405 under the Securities Act;

(xix)  KPMG LLP, who have audited certain financial statements of the Company and its subsidiaries, are independent certified public accountants with respect to the Company as required by the Securities Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board (United States); PricewaterhouseCoopers LLP, who have audited the financial statements of the Wealth Management Solutions (“WMS”) division of Prudential Investments, and delivered their report with respect to the audited combined financial statements of WMS incorporated by reference in the Pricing Disclosure Package, were independent certified public accountants with respect to WMS under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations as of the date of such report; and KPMG LLP, who have audited the financial statements of Placemark Holdings, Inc. (“Placemark”), and delivered their report with respect to the audited consolidated financial statements of Placemark incorporated by reference in the Pricing Disclosure Package, were independent certified public accountants with respect to Placemark under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations as of the date of such report;

(xx) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States (“GAAP”) and the Commission’s rules and guidelines applicable thereto; and except as disclosed in the Pricing Disclosure Package, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xxi) Since the date of the latest audited financial statements included in the Pricing Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(xxii) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and except as disclosed in the Pricing Disclosure Package, such disclosure controls and procedures are effective;

(xxiii) This Agreement has been duly authorized, executed and delivered by the Company;

(xxiv) The Indenture has been duly authorized by the Company and duly qualified under the Trust Indenture Act and, at the Time of Delivery, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

(xxv) The Securities have been duly authorized and, at the Time of Delivery, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture;

(xxvi) The shares of Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company;

(xxvii) Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws;

(xxviii) The Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms, adequate rights to use all material patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property rights, moral rights and other rights (collectively, “Intellectual Property Rights”) used or employed by them in connection with, or necessary for the conduct of, the business now operated by them;

(xxix) (A) There are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries (other than Intellectual Property Rights licensed or granted by the Company in the ordinary course of its business); (B) there is no infringement, misappropriation, breach, default or other violation (1) by the Company or its subsidiaries of any of the Intellectual Property Rights of third parties or (2) to the Company’ knowledge, by third parties of any of the Intellectual Property Rights of the Company or its subsidiaries; and (C) there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by others (1) challenging the Company’s or any subsidiary’s rights in or to, or the validity, enforceability or scope of, any of their Intellectual Property Rights, or (2) that the Company or any subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights of others, except in each case covered by clauses (A), (B) and (C) such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxx) The financial statements, including the notes thereto, and the supporting schedules included in the Pricing Disclosure Package present fairly, in all material respects, the financial position at the dates indicated and the results of operations and cash flows for the periods indicated of the Company and its consolidated subsidiaries; except as otherwise stated in the Pricing Disclosure Package, such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved; and the supporting schedules, if any, included in the Pricing Disclosure Package present fairly the information required to be stated therein. The historical financial data set forth or included in the Pricing Disclosure Package under the captions “Prospectus Supplement Summary — Summary Consolidated Financial Data”, “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” present fairly in all material respects the information included therein.  No other financial statements or supporting schedules are required to be included in the Registration Statement. The other financial information included in the Pricing Disclosure Package presents fairly in all material respects the information included therein and has been prepared on a basis consistent with that of the financial statements that are included in the Pricing Disclosure Package and the books and records of the respective entities presented therein. The pro forma financial statements of the Company and its subsidiaries and the related notes thereto incorporated by reference in the Pricing Disclosure Package present fairly the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein;

(xxxi) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Preliminary Prospectus;

(xxxii) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder currently in effect and with which the Company is required to comply;

(xxxiii) Except as described in the Pricing Disclosure Package, the Company has not sold, issued or distributed any shares of common stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

(xxxiv) There are no statutes, regulations, contracts or other documents which are required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required;

(xxxv) All United States federal tax returns and state tax returns required to be filed by the Company and its subsidiaries in all jurisdictions in which the Company or its subsidiaries are incorporated or formed or are qualified to do business have been timely and duly filed, or the Company and its subsidiaries have requested and received extensions thereof, other than those filings being contested in good faith, and except where the failure to file would not have a Material Adverse Effect. Other than as disclosed in the Pricing Disclosure Package, there are no tax returns of the Company and its subsidiaries that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company or its subsidiaries has received notice). All material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due to such entities (and with respect to which the Company or its subsidiaries have received notice), have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest;

(xxxvi) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Employee Benefit Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator to which the Company or any of its subsidiaries is a party with respect to the Employee Benefit Laws is pending or, to the knowledge of the Company, threatened;

(xxxvii)  No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Preliminary Prospectus, or, to the knowledge of the Company, is imminent;

(xxxviii) Except as disclosed in the Pricing Disclosure Package, there are no contracts, agreements or understandings between the Company or its subsidiaries and any person (A) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering; or (B) granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

(xxxix) None of the outstanding shares of Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company; there are no persons with registration or other similar rights to have securities of the Company registered under the Securities Act other than as disclosed in the Pricing Disclosure Package; there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Pricing Disclosure Package; and the description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, included in the Pricing Disclosure Package fairly presents the information required to be shown with respect to such plans, arrangements, options and rights;

(xxxx)  Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria); the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (x) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or (y) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(xxxxi) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxxxii) The Company and its subsidiaries possess all certificates, authorizations, registrations and permits issued by the appropriate federal, state, self-regulatory organization or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess any such certificate, authorization, registration or permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, registration or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as described in the Preliminary Prospectus;

(xxxxiii) Other than Envestnet Asset Management, Inc., Envestnet Portfolio Solutions, Inc., Portfolio Management Consultants, Inc. and ERS, Inc. (collectively, the “RIAs”), each of which is registered with the Commission as an investment adviser, and Portfolio Brokerage Services, Inc. (“PBSI”) which is registered with the Commission as a broker-dealer, neither the Company nor any of its subsidiaries (A) is or has been registered or (B) is required or has been required to be registered or (C) as a result of the transaction contemplated by this Agreement, will be required to register, as an investment adviser under the Investment Advisers Act of 1940, as amended (the “IAA”), as a commodity trading advisor, a commodity pool operator or a futures commission merchant under the Commodity Exchange Act of 1936, as amended, as a broker or a dealer under the Exchange Act or under the Blue Sky or securities laws of any applicable jurisdiction or the rules and regulations thereunder, except for such registration under the Blue Sky or securities laws of any applicable jurisdiction or the rules and regulations thereunder the failure of which to have been complied with would not reasonably be expected to have a Material Adverse Effect;

(xxxxiv) Each of the RIAs (A) is duly registered as an investment adviser under the IAA and the rules, regulations and interpretations of the Commission thereunder and has been duly registered from the time such registration has been required, and such registration is, and has been from the time such registration was required, effective and in good standing, (B) is duly qualified as an investment adviser under the securities laws and the rules and regulations thereunder of each jurisdiction in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect; (C) has filed a Form ADV, including without limitation a firm brochure disclosing information required by Form ADV Part 2A, with the Commission in accordance with the IAA, which Form at the time of filing was, as amended and supplemented as of the date hereof is in effect pursuant to the requirements of the IAA and the rules, regulations and interpretations of the Commission thereunder and accurate and complete in all material respects; (D) has prepared and delivered to clients, in compliance with the requirements of Form ADV, one or more brochure supplements disclosing information required by Form ADV Part 2B, and has amended such brochure supplements, and delivered such amended brochure supplements to clients from time to time in compliance with the requirements of the IAA and the rules promulgated thereunder, and all such brochure supplements are accurate and complete as of the date hereof, and were accurate and complete at the time of delivery to each client, in all material respects; (E) has (x) obtained all other necessary approvals, (y) made all filings, including reports and other documents and (z) made all disclosures and delivered all documents to be delivered to its clients, as required by the IAA and the rules, regulations and interpretations of the Commission thereunder and all applicable regulatory authorities to conduct its business, except for where the failure to do so would not reasonably be expected to have a Material Adverse Effect; (F) has not received any notification from any applicable regulatory authority to the effect that any additional approvals from such regulatory authority are needed to be obtained by the RIA in any case where it could be reasonably expected that the RIA would in fact be required either to obtain any such additional approvals or cease or otherwise limit engaging in certain business, except for such cessations or limitations of business which would not reasonably be expected to have a Material Adverse Effect; (G) has maintained in all material respects all books and other records required by the IAA and the rules, regulations and interpretations of the Commission thereunder, and, to the extent applicable, the Investment Company Act and the rules promulgated thereunder, and each of such reports and other documents at the time created was, as amended and supplemented as of the date hereof is, and after consummation of the transactions contemplated hereby shall be, accurate and complete in all material respects; and (H) is in compliance in all material respects with the requirements of the IAA and the rules, regulations and interpretations of the Commission thereunder and all other applicable investment adviser laws and regulations of each jurisdiction which are applicable to such RIA, and has filed all notices required to be filed thereunder;

(xxxxv) PBSI is registered as a broker-dealer with the Commission, is a member in good standing of FINRA and all other self-regulatory organizations (“SROs”) of which it is or is required to be a member and is duly registered or qualified as a broker-dealer in each jurisdiction where the conduct of its business requires such registration or qualification, and such registrations, memberships or qualifications have not been suspended, revoked or rescinded and remain in full force and effect. All persons associated with PBSI are duly registered with FINRA, each SRO, and each jurisdiction where the association of such persons with PBSI requires such registration, and such registrations have not been suspended, revoked or rescinded and remain in full force and effect, except to the extent that the failure to be so registered would not reasonably be expected to have a Material Adverse Effect. The business activities engaged in by PBSI are limited to retailing corporate equity securities over-the-counter, as set forth on its Form BD as filed with the Commission and enumerated in its FINRA membership agreement, and do not involve the handling of customer funds or securities and PBSI is not party to a clearing agreement. The broker-dealer operations of PBSI have been conducted in compliance with all material requirements of the Exchange Act, the rules and regulations of the Commission, FINRA and any other applicable state securities regulatory authority or self-regulatory organization including, but not limited to (i) establishing financial and operational controls and supervisory procedures in material compliance with all applicable legal and regulatory requirements and (ii) maintaining required minimum net capital and net capital in excess of levels that may require “early warning” notice to the Commission, FINRA or any other self-regulatory organization;

(xxxxvi) Neither PBSI nor any person associated with PBSI is or has been subject to statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, or a disqualification, as that term is defined in Article III, Section 4 of the FINRA By-Laws;

(xxxxvii) PBSI has not submitted any early warning notice to the Commission or FINRA and has not had any restriction on its business activities imposed upon it based upon the sufficiency of its net capital;

(xxxxviii) PBSI has (A) filed all reports, registrations, statements and certifications, together with any amendments required to be made prior to the date hereof with (i) the Commission, (ii) FINRA and (iii) any other applicable state securities regulatory authority or self-regulatory organization and (B) obtained all necessary regulatory approvals that may be required in connection with the sale of the Securities contemplated hereby;

(xxxxix) Each investment advisory agreement to which any of the RIAs is a party is, and following the consummation of the transactions contemplated by the Agreement will be, a valid and legally binding obligation of such RIA and is in compliance with the applicable provisions of the IAA and the rules, regulations and interpretations of the Commission thereunder, and the applicable RIA is not, and following the consummation of the transactions contemplated by the Agreement will not be, in breach or violation of or in default under any such investment advisory agreement, except to the extent that any such noncompliance, breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect; and

(xxxxx) Each entity for which any of the RIAs acts as investment adviser and, to the best knowledge of the RIAs, each entity for which the RIAs acts as subadviser and, in each case, which is required to be registered with the Commission as an investment company under the Investment Company Act (a “RIC”) is, and at the time of consummation of the transactions contemplated herein will be, duly registered with the Commission as an investment company under the Investment Company Act and to the best knowledge of the Company, each RIC has been operated in compliance in all material respects with the Investment Company Act and the rules and regulations thereunder and to the best knowledge of the Company, there are no facts with respect to any such RIC that are likely to have a Material Adverse Effect; and, to the best knowledge of the Company, each RIC’s registration statement complies in all material respects with the provisions of the Securities Act, the Investment Company Act and the rules and regulations thereunder and does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I, the aggregate principal amount of Firm Securities set forth opposite their respective names in Schedule I and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in clause (a) of this Section 2, that portion of the number of Optional Securities as to which such election shall have been exercised.

The Company hereby grants to the Underwriters the right to purchase at their election up to $22,500,000 aggregate principal amount of Optional Securities, at the purchase price set forth in the paragraph above, for the sole purpose of covering over-allotments. Any such election to purchase Optional Securities may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Securities to be purchased by each Underwriter hereunder shall be in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered to the Representatives through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on December 15, 2014 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Securities, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof, will be delivered at the offices of Sidley Austin LLP, at One South Dearborn, Chicago, Illinois 60603 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day immediately preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

5. The Company agrees with each of the Underwriters:

(a) To comply with the requirements of Rule 430B under the Securities Act; to prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery to which you reasonably object after notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Securities or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction in which it is not otherwise subject to taxation on the date hereof;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as may be agreed to by the Company and the Representatives on behalf of the Underwriters) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus in the reasonable opinion of counsel for the Underwriters (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if, in the reasonable opinion of counsel for the Underwriters, for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter, and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(d) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with EDGAR), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period commencing on the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, pledge, hypothecate or otherwise transfer or dispose of, directly or indirectly, any shares of Stock beneficially owned (as such term is used in Rule 13d-3 under the Exchange Act) or any other securities so owned convertible into or exercisable or exchangeable for Stock or (2) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, without the prior written consent of you on behalf of the Underwriters (other than (a) the grant of options to purchase shares of Stock, restricted shares or restricted stock units pursuant to the Company’s existing employee benefit plans or the issuance of shares of Stock upon the exercise of any option issued pursuant to the Company’s employee benefit plans (or the filing of a registration statement on Form S-8 to register shares of Stock issuable under such plans), (b) the issuance by the Company of shares of Stock upon the exercise of a warrant or the conversion of a security outstanding on the date hereof, (c) the issuance by the Company of shares of Stock in an amount up to 10% of the Company’s outstanding shares of Stock in connection with a merger, acquisition or other transaction and (d) the issuance by the Company of shares of Stock pursuant to any pre-existing contractual obligation of the Company identified in the Registration Statement); provided that if (i) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, then the restrictions imposed by this Section 5(e) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; and the Company agrees to promptly notify the Representatives of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period;

(f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company may satisfy the requirements of this subsection by making such reports or information available on its website or by electronically filing such information through EDGAR as long as such posting or filing complies with the Exchange Act;

(g) During a period of three years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission), provided that, if any such information would, if disclosed, result in a violation of Regulation FD, then such disclosure would be conditioned upon the Representatives agreeing to keep such information confidential and provided, further, that any information or documents available on EDGAR shall be considered furnished for purposes of this Section 5(g);

(h) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act;

(i) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline, if it has not already done so and is eligible to do so, file a new shelf registration statement relating to the Securities, in a form reasonably satisfactory to the Representatives, and will use its reasonable best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new shelf registration statement;

(j) To prepare a final term sheet (the “Final Term Sheet”), in the form set forth in Schedule III hereto, reflecting the final terms of the Securities, in form and substance satisfactory to the Representatives, and file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 under the Securities Act prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall object;

(k) To at all times and from time to time reserve and keep available, free from preemptive rights, out of its authorized but unissued Stock that is not committed for any other purpose, for the purpose of issuance upon conversion of Securities, a number of shares of Stock equal to the product of (a) the Maximum Conversion Rate (as defined in the Indenture) and (b) the aggregate principal amount of Outstanding Notes (as defined in the Indenture) divided by $1,000; and

(l)  Between the date hereof and the First Time of Delivery, or the Second Time of Delivery, if applicable, to use its commercially reasonable efforts to maintain the listing of the shares of Stock issuable upon conversion of the Securities on the New York Stock Exchange (the “NYSE”).

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus, will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) the expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of one counsel in each jurisdiction for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (which shall not exceed $5,000); (iv) all fees and expenses in connection with listing the shares of Stock issuable upon conversion of the Securities on the NYSE; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Securities (which fees and disbursements of counsel shall not exceed $5,000); (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Sidley Austin LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to the matters you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Mayer Brown LLP, outside counsel for the Company, shall have furnished to you their written opinion in the form attached hereto as Annex I, dated such Time of Delivery;

(d) Shelly O’Brien, General Counsel of the Company, shall have furnished to you her written opinion in the form attached hereto as Annex II, dated such Time of Delivery;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement and also at each Time of Delivery, KPMG LLP, independent certified public accountants with respect to the Company, shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(f) On the date of the Prospectus at a time prior to the execution of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP, independent certified public accountants with respect to WMS, shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(g) On the date of the Prospectus at a time prior to the execution of this Agreement and also at each Time of Delivery, KPMG LLP, independent certified public accountants with respect to Placemark, shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(h) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package there shall not have been any change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j) The shares of Stock issuable on conversion of the Securities shall have been approved for listing, subject to notice of issuance, on the NYSE;

(k) The Company shall have obtained and delivered to the Underwriters executed copies of a lock-up agreement from each of the persons listed on Schedule IV hereto substantially in the form attached hereto as Annex III, and such agreements shall be in full force and effect;

(l) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(m) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificate of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (h)(i) of this Section 8 and as to the absence, since the respective dates as of which information is given in the Pricing Disclosure Package, of any material adverse change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Disclosure Package.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or Non-Prospectus Road Show, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood that the only information furnished to the Company for such use is the information contained in the thirteenth and fourteenth paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the concession figure appearing in the fourth paragraph and the information contained in the thirteenth, fourteenth and fifteenth paragraphs under the caption “Underwriting” in the Prospectus (the “Underwriter Information”).

(b) Each Underwriter, severally but not jointly, will indemnify and hold harmless the Company, each of its directors and each of its officers who signed the Registration Statement against any losses, claims, damages or liabilities to which any of them may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or Non-Prospectus Road Show, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or Non-Prospectus Road Show, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection, except to the extent that the indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the net proceeds from the offering (net of underwriting discounts and commissions but before deducting any other expenses) (the “Net Proceeds”) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, including, without limitation, the officers, directors, partners and members of each such Underwriter and its broker-dealer affiliates; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the aggregate principal amount of Securities which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the aggregate principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason (other than the failure of the condition set forth in Section 8(i)(i), (iii), (iv) or (v)), any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to each of the Representatives in care of Stifel, Nicolaus & Company, Incorporated, One Montgomery Street, Suite 3700, San Francisco, CA 94104, Attn:  Syndicate Department, Facsimile:  (415) 364-2799, Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, NY  10010, Attn: LCD-IBD, and BMO Capital Markets Corp., 3 Times Square, 27th Floor, New York, NY 10036, Attn: Legal Department, Facsimile:  (212) 702-1205; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attn: Secretary, Facsimile: (312) 827-2801 (with copies to those parties specified thereon); and if to any officer or director of the Company that has delivered a lock-up agreement described in Section 8(k) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such stockholder, officer or director provides in writing to the Company. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the

Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business and “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to it, in connection with such transaction or the process leading thereto.

17. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between or among the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this Agreement or your engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

20. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23. If any term or other provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

24. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the parties hereto. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

[signature page follows]

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Please indicate your acceptance of this Agreement as of the date first written above by signing in the space provided below.

Very truly yours,

ENVESTNET, INC.

By:	/s/ Shelly O’Brien
	Name:	Shelly O’Brien
	Title:	General Counsel and Secretary

Signature Page to Underwriting Agreement

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ John Katzenmeyer
	Name:	John Katzenmeyer
	Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Brian Gudofsky
	Name:	Brian Gudofsky
	Title:	Managing Director

BMO CAPITAL MARKETS CORP.

By:	/s/ Paul S. Rosica
	Name:	Paul S. Rosica
	Title:	Managing Director

On behalf of each of the Underwriters

Signature Page to Underwriting Agreement

SCHEDULE I

The initial public offering price of the Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from December 15, 2014.

The purchase price to be paid by the Underwriters for the Securities shall be 97% of the principal amount thereof, plus accrued interest, if any, from December 15, 2014.

Underwriter	Principal Amount of Firm Securities to be Purchased	Principal Amount of Optional Securities to be Purchased if Maximum Option Exercised
Stifel, Nicolaus & Company, Incorporated	$45,000,000	$6,750,000
Credit Suisse Securities (USA) LLC	45,000,000	6,750,000
BMO Capital Markets Corp.	37,500,000	5,625,000
Sandler O’Neill & Partners, L.P.	7,500,000	1,125,000
Sterne, Agee & Leach, Inc.	7,500,000	1,125,000
William Blair & Company, L.L.C.	7,500,000	1,125,000
Total	$150,000,000	$22,500,000

Schedule I-1

SCHEDULE II

(a)   Issuer Free Writing Prospectuses

Final Term Sheet, in the form attached as Schedule III

(b)   Additional documents incorporated by reference

None

(c)   Information other than the Preliminary Prospectus or the Final Term Sheet that comprises the Pricing Disclosure Package

None

Schedule II-1

SCHEDULE III

Filed Pursuant to Rule 433

Registration Statement No. 333-197145

PRICING TERM SHEET

Dated December 9, 2014

Envestnet, Inc.

1.75% Convertible Notes due 2019

The information in this pricing term sheet relates to Envestnet, Inc.’s offering (the “Offering”) of its 1.75% Convertible Notes due 2019 (the “Notes”) and should be read together with the preliminary prospectus supplement dated December 8, 2014 (including the documents incorporated by reference therein and the base prospectus dated July 1, 2014 in respect thereof) relating to the Offering (the “Preliminary Prospectus Supplement”). The information in this pricing term sheet supersedes the information in the Preliminary Prospectus Supplement to the extent that it is inconsistent therewith. Terms used but not defined herein have the meanings ascribed to them in the Preliminary Prospectus Supplement.

Issuer:	Envestnet, Inc. (NYSE: ENV)

Securities Offered:	1.75% Convertible Notes due 2019

Offering Size:	$150,000,000 aggregate principal amount (or $172,500,000 aggregate principal amount if the underwriters exercise their over-allotment option in full)

Public Offering Price:	100% of the principal amount, plus accrued interest, if any, from the Settlement Date

Underwriting Discount:	3.00% of the principal amount

Use of Proceeds:

The Issuer estimates that the net proceeds from the sale of the Notes, after deducting underwriting discounts and offering expenses, will be approximately $145.1 million or approximately $166.9 million assuming the underwriters exercise their over-allotment option in full. The Issuer intends to use the proceeds from the Offering for general corporate purposes, including for selective strategic investments through acquisitions, alliances or other transactions.  See “Use of Proceeds” in the Preliminary Prospectus Supplement.

Trade Date:	December 10, 2014

Settlement Date:	December 15, 2014

Maturity:	December 15, 2019, unless earlier purchased or converted

Interest Rate:	1.75% per year payable semiannually in arrears in cash

Interest Payment Dates:	June 15 and December 15, beginning June 15, 2015

No Redemption:	The Issuer may not redeem the Notes prior to maturity and no sinking fund is provided with respect to the Notes.

Schedule III-1

NYSE Last Reported Sale Price on December 9, 2014:	$47.46 per share of the Issuer’s common stock (the “Common Stock”)

Initial Conversion Rate:	15.9022 shares of Common Stock per $1,000 principal amount of Notes

Initial Conversion Price:	Approximately $62.88 per share of Common Stock

Conversion Premium:	Approximately 32.5% above the NYSE Last Reported Sale Price on December 9, 2014

Adjustment to Conversion Rate upon Conversion in Connection with a Make-Whole Fundamental Change:

The following table sets forth the number of additional shares (as defined under “Description of Notes—Adjustment to the Conversion Rate Upon Conversion in Connection with a Make-whole Fundamental Change” in the Preliminary Prospectus Supplement) to be received per $1,000 principal amount of Notes for each stock price and effective date set forth below:

	Stock Price
Effective Date	$47.46	$50.00	$55.00	$60.00	$62.88	$65.00	$75.00	$85.00	$100.0	$115.00	$130.00	$150.00	$175.00	$200.00
December 15, 2014	5.1681	4.5984	3.6903	2.9969	2.6700	2.4597	1.7034	1.2171	0.7700	0.5081	0.3452	0.2115	0.0979	0.0458
December 15, 2015	5.1681	4.6396	3.6637	2.9258	2.5812	2.3607	1.5804	1.0934	0.6627	0.4220	0.2785	0.1653	0.0699	0.0291
December 15, 2016	5.1681	4.6072	3.5541	2.7681	2.4058	2.1760	1.3814	0.9079	0.5139	0.3099	0.1964	0.1120	0.0402	0.0130
December 15, 2017	5.1681	4.5180	3.3599	2.5111	2.1274	1.8875	1.0890	0.6502	0.3241	0.1784	0.1071	0.0591	0.0152	0.0016
December 15, 2018	5.1681	4.2736	2.9544	2.0164	1.6090	1.3620	0.6110	0.2768	0.0963	0.0447	0.0271	0.0163	0.0012	0.0000
December 15, 2019	5.1681	4.0978	2.2796	0.7645	0.0011	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•

If the stock price is greater than $200.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•

If the stock price is less than $47.46 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate exceed 21.0703 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rate Adjustments” in the Preliminary Prospectus Supplement.

CUSIP/ISIN:	29404K AA4 / US29404KAA43

Schedule III-2

Joint Book-Running Managers:	Stifel, Nicolaus & Company, Incorporated
Credit Suisse Securities (USA) LLC
BMO Capital Markets Corp.

Co-Managers:	Sandler O’Neill & Partners, L.P.
Sterne, Agee & Leach, Inc.
William Blair & Company, L.L.C.

Additional Information:

The Issuer has been advised by the underwriters that, prior to entering into the underwriting agreement relating to the offering, on December 9, 2014, one of the underwriters purchased, on behalf of the underwriting syndicate, 11,538 shares of the Issuer’s common stock at a weighted average price of $47.35 per share in stabilizing transactions

The Issuer has filed a registration statement including a prospectus and a preliminary prospectus supplement with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus and preliminary prospectus supplement in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request them by contacting Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, by telephone at (415) 364-2720 or by email to syndprospectus@stifel.com; or by contacting Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, NY 10010, by telephone at (800) 221-1037, or by email to  newyork.prospectus@credit-suisse.com; or by contacting BMO Capital Markets Corp., Attention: Equity Syndicate Department, 3 Times Square, 27th Floor, New York, NY 10036, by telephone at (800) 414-3627 or by email to bmoprospectus@bmo.com.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Schedule III-3

SCHEDULE IV

Name	Address

Judson Bergman	35 East Wacker Drive, Suite 2400, Chicago, IL 60601

Ross Chapin	35 East Wacker Drive, Suite 2400, Chicago, IL 60601

Cynthia Egan	35 East Wacker Drive, Suite 2400, Chicago, IL 60601

Gates Hawn	35 East Wacker Drive, Suite 2400, Chicago, IL 60601

James Johnson	35 East Wacker Drive, Suite 2400, Chicago, IL 60601

Charles Roame	35 East Wacker Drive, Suite 2400, Chicago, IL 60601

Yves Sisteron	35 East Wacker Drive, Suite 2400, Chicago, IL 60601

Bill Crager	35 East Wacker Drive, Suite 2400, Chicago, IL 60601

Pete D’Arrigo	35 East Wacker Drive, Suite 2400, Chicago, IL 60601

Scott Grinis	35 East Wacker Drive, Suite 2400, Chicago, IL 60601

Matthew Majoros	35 East Wacker Drive, Suite 2400, Chicago, IL 60601

Josh Mayer	35 East Wacker Drive, Suite 2400, Chicago, IL 60601

Shelly O’Brien	35 East Wacker Drive, Suite 2400, Chicago, IL 60601

Brandon Thomas	35 East Wacker Drive, Suite 2400, Chicago, IL 60601

Schedule IV-1